SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2014

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles A. Anderson, 53, has been elected to join the Company’s Board of Directors effective May 30, 2014. Mr. Anderson, who will serve on the Company’s investment committee, co-founded Bandera Ventures, a private real estate development and investment firm, in May 2003. Previously, Mr. Anderson was with the Trammell Crow Company for 16 years where he last served as senior executive director, responsible for the development and investment group for the western United States. He also served on both the executive and operating committees at Trammell Crow. Mr. Anderson serves on the Board of Directors of a number of private organizations, including Triumph Savings Bank and The Cooper Institute.

Thomas W. Adler, 73, retired as a director upon expiration of his term at the 2014 annual meeting of stockholders. Mr. Adler had been a director since June 1994.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2014, the Company held its annual meeting of stockholders. The final vote of the matters presented for a vote at such meeting was as follows:

Matter		For	Against	Abstain/ Withheld	Broker Non-Votes
(1)	Election of Directors:				4,464,013
	Charles A. Anderson	79,880,856	—	104,539
	Gene H. Anderson	79,377,053	—	608,342
	Edward J. Fritsch	79,447,375	—	538,020
	David J. Hartzell	79,717,419	—	267,976
	Sherry A. Kellett	79,715,498	—	269,897
	Mark F. Mulhern	79,717,616	—	267,779
	L. Glenn Orr, Jr.	76,696,887	—	3,288,508
	O. Temple Sloan, Jr.	73,947,576	—	6,037,819
(2)	Ratify appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014	84,238,121	194,177	17,110	—
(3)	Advisory vote on executive compensation	77,702,307	2,193,891	89,197	4,464,013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: May 30, 2014